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                                                                Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Caere Corporation on Form S-8 (File Nos. 33-32992, 33-35033, 33-49114, 33-66430,
33-81708, 33-87824 and 33-60627) of our report dated March 4, 1994, on our audits of the financial statements of Calera Recognition Systems, Inc. as of December 31, 1993 and for each of the two years in the period ended December 31, 1993 which report is included in the Annual Report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


December 13, 1995
San Jose, California